BANK OF NEW ENGLAND CORPORATION
                                                CASH F
        FROM THE PERIOD FROM JANUARY 31, 2011 TO FEBRUARY 28, 2011


        Cash balance at January 31, 2011              101,209,275.80



        Receipts:

        1.  Investment proceeds (short term)               39,027.00
                eipts                                      39,027.00


        Expenditures:

         1.  Trustee's bond expense                       162,300.00
         2.  Interco Transfers                              7,000.00
         3.  Professional fees                              4,005.00
         4.  Insurance expense                              1,061.73
         5.  Administrative expense                           737.75
                Total Expenditures                        175,104.48




        Cash Balance at February 28, 2011             101,073,198.32